UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 25, 2006

Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware	000-24597	84-1208770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5395 Pearl Parkway

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 442-5455

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 25, 2006, Carrier Access Corporation (the “Company”) and Cingular Wireless LLC (“Cingular”) entered into a Supplement to the Master Supplier Agreement between the Company and Cingular, dated as of December 1, 2002. The effective date of the Supplement is July 14, 2006, and the Supplement has a term of three (3) years. Pursuant to the Supplement, the Company has agreed to supply certain telecommunications equipment to Cingular for its radio access network (RAN) cell sites. The Company has also agreed to provide certain value-added services to Cingular, including installation and technical services. Cingular is a significant customer of the Company.

A copy of the press release issued by the Company announcing the Supplement to the Master Supplier Agreement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated July 25, 2006, entitled “Carrier Access Signs 3-Year Supply Agreement With Cingular to Provide Next-Generation RAN Equipment.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION

Date: July 28, 2006	By:	/s/ GARY GATCHELL
Gary Gatchell Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated July 25, 2006, entitled “Carrier Access Signs 3-Year Supply Agreement With Cingular to Provide Next-Generation RAN Equipment.”